EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Ilan Daskal, as attorney-in-fact and agent, with full powers of substitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments to this Form 10-K, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Signatures	Title	Date

/s/ Richard J. Dahl	Chairman of the Board	August 22, 2011
Richard J. Dahl

/s/ Oleg Khaykin	Director and Chief Executive Officer (Principal Executive Officer)	August 22, 2011
Oleg Khaykin

/s/ Robert Attiyeh	Director	August 22, 2011
Robert Attiyeh

/s/ Mary B. Cranston	Director	August 22, 2011
Mary B. Cranston

/s/ Dwight W. Decker	Director	August 22, 2011
Dwight W. Decker

/s/ Thomas A. Lacey	Director	August 22, 2011
Thomas A. Lacey

/s/ James D. Plummer	Director	August 22, 2011
James D. Plummer

/s/ Barbara L. Rambo	Director	August 22, 2011
Barbara L. Rambo

/s/ Rochus E. Vogt	Director	August 22, 2011
Rochus E. Vogt